EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Express, Inc. (the "Company") on Form 10-Q for the quarter ended July 29, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned David G. Kornberg, President and Chief Executive Officer of the Company, and Periclis Pericleous, Senior Vice President, Chief Financial Officer, and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

Date: September 6, 2017

/s/ David G. Kornberg
David G. Kornberg
President and Chief Executive Officer

/s/ Periclis Pericleous
Periclis Pericleous
Senior Vice President, Chief Financial Officer and Treasurer
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.